Exhibit 3.177

Form LLC-5.5	Illinois	This space for use by
December 2003	Limited Liability Company Act	Secretary of State
Jesse White	Articles of Organization
Secretary of State
Department of Business Services	SUBMIT IN DUPLICATE
Limited Liability Company Division	Must be typewritten
Room 351, Howlett Building	This space for use by Secretary of State	Filed: 5/11/2004
Springfield, IL 62756
http://www.cyberdriveillinois.com	Date 5/11/2004	Jesse White Secretary of State
Payment must be made by certified check, cashier’s check, Illinois attorney’s check, Illinois C.P.A.’s check or money order, payable to “Secretary of State.”	Assigned File# 0118-316-8 Filing Fee $500.00 Approved: jd	*jd

1.             Limited Liability Company Name:  LPG AMBULANCE SERVICES OF ILLINOIS, LLC.

(The LLC name must contain the words limited liability company, L.L.C. or LLC and cannot contain the terms corporation, corp., incorporated, inc., ltd., co., limited partnership, or L.P.)

2.             The address of its principal place of business: (Post office box alone and c/o are unacceptable.)
25 ROYAL HEIGHTS CENTRE

BELLEVILLE,  IL.  62226

3.             The Articles of Organization are effective on: (Check one)

a) ☒ the filing date, or b) ☐ another date later than but not more than 60 days subsequent to the filing date:

(month, day, year)

4.             The registered agent’s name and registered office address is:

Registered agent:                 SCOTT                                   J.                                             TIEPELMAN

First Name                        Middle Initial                             Last Name

Registered Office:                5 ROYAL HEIGHTS CENTRE

(P.O. Box and                            Number                              Street                                           Suite #

c/o are unacceptable)          BELLEVILLE, IL.                  62226                                      ST. CLAIR

City                                    ZIP Code                                     County

5.             Purpose or purposes for which the LLC is organized: Include the business code # (IRS Form 1065).
(if not sufficient space to cover this point, add one or more sheets of this size.)

“The transaction of any or all lawful business for which limited liability companies may be organized under this Act.”

TO PROVIDE MOBILE MEDICAL AND EMERGENCY MEDICAL TRANSPORT SERVICES AND EMERGENCY MEDICAL SERVICES, AND IN CONNECTION THEREWITH, TO SUPPLY AMBULANCE SERVICES AND SUCH OTHER PRODUCTS AND HEALTH RELATED SERVICES INCIDENT THERETO.

6.             The latest date, if any, upon which the company is to dissolve JUNE 1, 2054.

(month, day, year)

Any other events of dissolution enumerated on an attachment. (Optional)

LLC-5.5

7.             Other provisions for the regulation of the internal affairs of the LLC per Section 5-5 (a) (8) included as attachment:

If yes, state the provisions(s) from the ILLCA.               ☐ Yes            ☒ No

8.             a) Management is by manager(s):                                      ☒ Yes            ☐ No

If yes, list names and business addresses.

SCOTT J. TIEPELMAN
25 ROYAL HEIGHTS CENTRE
BELLEVILLE, IL. 62226

b) Management is vested in the member(s):                    ☐ Yes            ☒ No

If yes, list names and addresses.

9.             I affirm, under penalties of perjury, having authority to sign hereto, that these articles of organization are to the best of my knowledge and belief, true, correct and complete.

Dated  MAY 3, 2004

(Month/Day) (Year)

	Signature(s) and Name(s) of Organizer(s)		Address(es)

1.	/s/ ALAINA MACIA	1.	125 WHARF ST., SUITE 25
	Signature		Number Street

	ALAINA MACIA		LAKE ST. LOUIS
	(Type or print name and title)		City/Town
MISSOURI 63367
	(Name if a corporation or other entity)		State ZIP Code
2.		2.
	Signature		Number Street

	(Type or print name and title)		City/Town

	(Name if a corporation or other entity)		State ZIP Code
3.		3.
	Signature		Number Street

	(Type or print name and title)		City/Town

	(Name if a corporation or other entity)		State ZIP Code

(Signatures must be in ink on an original document.  Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.)

Form LLC-5.25	Illinois	This space for use by
June 2004	Limited Liability Company Act	Secretary of State
Jesse White	Articles of Amendment
Secretary of State	Filing Fee (see instructions)
Department of Business Services	SUBMIT IN DUPLICATE
Liability Limitation Division	Must be typewritten
351 Howlett Building	This space for use by Secretary of State	Filed: 10/14/2004
Springfield, IL 62756
www.cyberdriveillinois.com	Date: 10/14/2004	Jesse White Secretary of State
Payment may be made by business firm check payable to Secretary of State. (If check is returned for any reason this filing will be void.)	Assigned File #: Filing Fee: $150.00 Approved: 0118-316-8	Paid: 10/14/2004

1.             Limited Liability Company name:    LPG AMBULANCE SERVICES OF ILLINOIS, LLC

2.             File number assigned by Secretary of State:  01183168

3.             These Articles of Amendment are effective on ☒the file date or ☐ a later date being                              , not to exceed 30 days after the file date (check applicable box).

4.             The Articles of Organization are amended as follows (check applicable item(s) below):

☐ a)        Admission of a new member (give name and address below).*

☐ b)       Admission of a new manager (give name and address below).*

☐ c)        Withdrawal of a member (give name below).*

☐ d)       Withdrawal of a manager (give name below).*

☐ e)        Change in the address of the office at which the records required by Section 1-40 of the Act are kept (give new address, including county below).

☐ f)        Change of registered agent and/or registered agent’s office (give new name and address, including county below) (Address change of P.O. Box and c/o are unacceptable).

☒ g)       Change in the Limited Liability Company’s name (list below).

☐ h)       Change in date of dissolution or other events of dissolution enumerated in item 6 of the Articles of Organization.

☐ i)         Other (give information below).

*Changes in members/managers may, but are not required to be reported in an amendment to the Articles of Organization.

Additional information:

The name of the Limited Liability Company shall be:  Mission Care of Illinois, LLC

LLC-5.25

5.             Check appropriate box below (Box A or Box B must be checked):

☐ A.       This amendment was approved by not less than the minimum number of managers necessary to approve the amendment and member action was not required.

☒ B.       This amendment was approved by not less than a minimum number of members necessary to approve the amendment.

6.             I affirm, under penalties of perjury, having authority to sign hereto, that these Articles of Amendment are to the best of my knowledge and belief, true, correct and complete.

Dated October 8, 2004.

(Month & Day) {Year)

/s/ illegible
(Signature)

/s/ illegible
(Type or Print Name and Title)

(If the member or manager signing this document is a company or other entity, state name of company and indicate whether it is a member or managers of the Limited Liability Company.)

INSTRUCTIONS:	*	If the only change reported is a change in the registered agent and/or registered office, the filing fee is $35.

If other changes are reported, the filing fee is $150.

Form LLC-1.36/	Illinois
1.37 July 2005	Limited Liability Company Act
Secretary of State Jesse White Department of Business Services	Statement of Change of Registered Agent and/or Registered Office	FILE # 01183168 This space for use by Secretary of State
Limited Liability Division
Room 351 Howlett Building	SUBMIT IN DUPLICATE
501 S. Second St.	Must be typewritten
Springfield, IL 62756	This space for use by Secretary of State	Filed: 12/17/2007
www.cyberdriveillinois.com
Payment must be made by business firm check payable to Secretary of State. (If check is returned for any reason this filing will be void.)	Filing Fee: $25 Approved: DD	Jesse White Secretary of State Paid: 12/11/2004

1.             Limited Liability Company Name:   MISSION CARE OF ILLINOIS, LLC

2.             Name and Address of Registered Agent and Registered Office as they appear on the records of the Office of the Secretary of State (before change):

Registered Agent  SCOTT J. TIEPELMAN

First Name                                             Middle Name                                    Last Name

Registered Office  25 ROYAL HEIGHTS CENTRE

Number         Street                                                 Suite No. (P.O. Box alone is unacceptable)

BELLEVILLE, IL                                                    62226                                             ST. CLAIR

City                                                         ZIP Code                                           County

3.             Name and Address of Registered Agent and Registered Office shall be (after all changes herein reported):

Registered Agent  Illinois Corporation Service Company

First Name                                             Middle Name                                    Last Name

Registered Office  801 Adlai Stevenson Drive

Number         Street                                                 Suite No. (P.O. Box alone is unacceptable)

Springfield, IL                                                       62703                                              Sangamon

City                                                         ZIP Code                                           County

4.             The address of the registered office and the address of the business office of the registered agent, as changed, will be identical.

5.             The above change was authorized by: (check one box only)

a. ☒ resolution duly adopted by the members or managers. (See Note 4.)

b. ☐ action of the registered agent. (See Note 5.)

SEE REVERSE FOR SIGNATURE(S).

Printed by authority of the State of Illinois. February 2006 - 5M - LLC-36

6.             If the change to the registered agent or registered office is authorized by the members or managers, sign here. (See Note 4 below.)

The undersigned affirms, under penalties of perjury, having authority to sign hereto, that this statement to change the registered agent or address is to the best of my knowledge and belief, true, correct and complete.

Dated 10/11, 2007
Month/Day Year

/s/ WILLIAM SANGER
Signature (Must comply with Section 5-45 of ILLCA.)

William Sanger-CEO of AMR, Inc., as Manager of Mission
Name and Title (type or print)

Care Services, LLC, as Manager of Mission Care of Illinois, LLC
If the member or manager signing this document is a company or other entity, state name of company and indicate whether it is a member or manager of the Limited Liability Company.

if change of registered office by registered agent, sign here. (See Note 5 below.)

The undersigned, under penalties of perjury, affirms that the facts stated herein are true, correct and complete.

Dated ,
Month/Day Year

Signature of Registered Agent of Record

Name (type or print) If registered agent is a corporation, name and title of officer who is signing on its behalf.

NOTES

1.             The registered office may, but need not be, the same as the principal office of the Limited Liability Company; however, the registered office and the office address of the registered agent must be the same.

2.             The registered office must include a street or road address (P.O. Box alone is unacceptable).

3.             A Limited Liability Company cannot act as its own registered agent.

4.             Any change of registered agent or registered address effected by the Limited Liability Company must be by resolution adopted by the members or managers.

5.             The registered agent may report a change of the registered office of the Limited Liability Company for which he/she is a registered agent. When the agent reports such a change, this statement must be signed by the registered agent. If a corporation is acting as the registered agent, a duly authorized officer of such corporation must sign this statement.

Printed by authority of the State of Illinois. February 2006 – 5M – LLC-36